Exhibit 99.3

REVOCABLE PROXY

WATERFIELD MORTGAGE COMPANY, INCORPORATED

ANNUAL MEETING OF STOCKHOLDERS

AUGUST 24, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

WATERFIELD MORTGAGE COMPANY, INCORPORATED

The undersigned hereby appoints Donald A. Sherman, Jeffrey H. Thomasson, Steven Goldsmith, Richard D. Waterfield, Dan R. Dalton, Thomas West and J. Timothy McGinley, with full powers of substitution in each to act as attorneys and proxies for the undersigned to vote as designated below all shares of Common Stock of Waterfield Mortgage Company, Incorporated (“Waterfield Mortgage”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Waterfield Mortgage or any postponement or adjournment thereof (the “Meeting”) to be held at 45 North Pennsylvania Street, Indianapolis, Indiana 46204 at 10:00 a.m. local time on August 24, 2006.

1.	The proposal to approve the Agreement and Plan of Merger dated as of February 3, 2006, by and between Sky Financial Group, Inc., Waterfield Mortgage Company, Incorporated and Waterfield Shareholder LLC, pursuant to which Waterfield Mortgage will merge into a wholly-owned subsidiary of Sky Financial and each outstanding Waterfield Mortgage share of Common Stock will be converted into the right to receive 4.38 Sky Financial common shares and $80.07 in cash, without interest.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	The proposal to approve the termination of the Waterfield Mortgage Shareholders’ Agreement, dated as of May 27, 1999, as amended, among Waterfield Mortgage and the Waterfield Mortgage shareholders party thereto.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The proposal to elect 7 persons to serve as directors of Waterfield Mortgage until the merger with Sky Financial is consummated or, if the merger is not consummated, until the next annual meeting of the Waterfield Mortgage shareholders.

01. Donald A. Sherman
02. Jeffrey H. Thomasson
03. Steve Goldsmith
04. Richard D. Waterfield
05. Dan R. Dalton
06. Thomas M. West
07. J. Timothy McGinley

☐ FOR ALL	☐ WITHHOLD ALL	☐ FOR ALL EXCEPT

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below:

IMPORTANT: Please sign and date this Proxy below.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS REVOCABLE PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS REVOCABLE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Should the undersigned be present and elect to vote at the Meeting or any adjournment thereof and after notification to the Secretary of Waterfield Mortgage of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force or effect. This proxy may also be revoked by sending written notice to the Secretary of Waterfield Mortgage at the address set forth on the Notice of Annual Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. All Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the 2006 Annual Meeting of Shareholders of Waterfield Mortgage and of the accompanying Proxy Statement prior to the execution of this proxy is hereby acknowledged.

NOTE: Please sign your name exactly as it appears on your certificate evidencing your ownership of the common shares of Waterfield Mortgage. Joint accounts require both signatures. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WATERFIELD MORTGAGE. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.

IMPORTANT: IF YOU RECEIVE MORE THAN ONE PROXY, PLEASE SIGN AND RETURN ALL PROXIES IN THE ACCOMPANYING ENVELOPE.

Print Name of Shareholder	Print Name of Shareholder

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date